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                                                                  EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT, dated as of March 29th, 1999, by and among Live Person, Inc., a Delaware corporation (the "Company"), and Scott Cohen (the "Employee").

                                   WITNESSETH:

                  WHEREAS, the Company wishes to employ the Employee and the Employee wishes to accept such employment, and each desires to enter into an agreement to provide for the terms and conditions of such employment set forth herein;

                  NOW, THEREFORE, for and in consideration of the premises hereof and the mutual covenants contained herein, the parties hereto hereby covenant and agree as follows:

                  1. EMPLOYMENT. (a) The Company hereby employs the Employee, and the Employee hereby accepts such employment with the Company, for the period set forth in Section 2 hereof, all upon the terms and conditions hereinafter set forth.

                  (b) The Employee affirms and represents that the is under no obligation to any former employer or other party which is in any way inconsistent with, or which imposes any restriction upon, the Employee's acceptance of employment hereunder with the Company, the employment of the Employee by the Company, or the Employee's undertakings under this Agreement.

                  2. TERM OF EMPLOYMENT. (a) Unless earlier terminated as hereinafter provided in this Agreement or renewed as provided in Section 2(b) below, the Employee's employment under this Agreement shall be for a period beginning on the date hereof (the "Start Date") and ending on March 31, 2000 (the "Renewal Date"; such period from the Start Date until the Renewal Date or, if the Employee's employment hereunder is earlier terminated or extended as provided herein, such shorter or longer period, as the case may be, being hereinafter called the "Employment Term").

                  (b) The Employment Term shall be extended automatically on the Renewal Date for one additional one-year period, unless the Company shall have provided written notice to the Employee, not less than one hundred and twenty
(120) days prior to the Renewal Date, that the Employment Term will not be extended.

                  (c) In the event that the Employee continues in the full-time employ of the Company after the end of the Employment Term (it being expressly understood and agreed that the Company does not now, no hereafter shall have, any obligation to continue the Employee in its employ whether or not on a full-time basis, after said Employment Term ends), then, unless otherwise expressly agreed to by the Employee and the Company in writing, the Employee's continued employment by the Company shall, notwithstanding anything to the contrary expressed or implied herein, be terminable by the Company at will, but shall in all other respects be subject to the terms and conditions of this Agreement.


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                  3. DUTIES. The Employee shall be employed as Executive Vice
President - Sales and Strategic Alliances, of the Company, shall perform such duties as are specified in the By-laws of each of the Company or such other duties as the President of the Company shall from time to time determine and shall also perform and discharge such other employment duties and responsibilities as the President of the Company may from time to time prescribe. The Employee shall report to the President of the Company, and shall perform his duties at such places and times as the President of the Company may reasonably prescribe, provided that the Employee's principal office location during the term of the Agreement shall be in the New York City Metropolitan area. Except as may otherwise be approved in advance by the President of the Company, and except during vacation periods and reasonable periods of absence due to sickness, personal injury or other disability, the Employee shall devote substantially all of his working time throughout the Employment Term to the services required of him hereunder. The Employee shall render his services exclusively to the Company during the Employment Term and shall use his best efforts, judgment and energy to improve and advance the business and interests of the Company and its subsidiaries in a manner consistent with the duties of his position, provided however, that the Employee may also serve as a consulting advisor on the advisory boards or Board of Directors of certain companies if serving in such capacity such does not interfere with the services to be provided by the Employee hereunder during the Employment Term or the terms of this Agreement and provided that such activities shall be subject to the restrictions set forth in Section 10 below. The Company and the Employee acknowledge that it is their present intention the Employee shall have the opportunity to meet with the President of the Company, on a semi-annual basis at a time to be mutually agreed, to ascertain and evaluate the achievement of certain performance objectives by the Employee.

                  4. Compensation. (a) SALARY. As compensation for the performance by the Employee of the services to be performed by the Employee hereunder during the Employment Term, the Company shall pay the Employee a base salary at the annual rate of not less than One Hundred Eighty-Five Thousand Dollars ($185,000) (said amount, together with any increments thereto as may be determined from time to time by the Board of Directors of the Company in its sole discretion, being hereinafter referred to as the "Salary"). Any Salary payable hereunder shall be paid in regular intervals in accordance with the Company's payroll practices.

                  (b) BONUS. The Employee shall also be eligible for bonus compensation (the "Bonus") in respect of each year of the Employment Term in the aggregate amount of up to $50,000, such Bonus to be payable in cash on an annual basis in accordance with the Company's standard payroll practices, upon the achievement of semiannual performance objectives to be mutually agreed upon by the Employee and the Board of Directors of the Company. The Bonus shall be earned on a semi-annual basis and paid at the end of each 12 month period of employment.

                  Nothing contained herein and no action taken in respect of any Bonus (or otherwise in respect of this Section 49b)) shall create or be construed to create a trust of any kind. The Employee's right to receive any Bonus pursuant to this Section 4(b) shall be no greater than the right of an unsecured general creditor of the Company to receive payment from the Company. Any Bonus paid under this Section 4(b) shall be paid from the general funds of the Company, and no special or separate fund shall be established, and no segregation of assets shall be made, to assure payment of any Bonus hereunder.


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                  (c) COMMISSIONS. The Employee shall also be entitled to
receive commissions with respect to sales on the basis set forth on Schedule I annexed hereto ("Commission"). Such Commissions shall be payable on a quarterly basis in accordance with the Company's standard payroll practices.

                  (d) WITHHOLDING, ETC. The payment of any Salary and Bonus hereunder shall be subject to applicable withholding and payroll taxes, and such other deductions as may be required under the Company's employee benefit plans.

                  (e) STOCK OPTIONS. Pursuant to the Option Agreement, the Executive shall be granted non-qualified options (the "Options") under the Sybarite Interactive Inc. Stock Option and Restricted Stock Purchase Plan (the "Plan") to purchase up to 392,640 shares of Common Stock, $0.001 par value of the Company, which currently represents 5% of the Company's fully diluted capital stock (assuming for purposes of such calculation the exercise of all outstanding options and warrants and conversion of all convertible common equity).

                  5. RIGHT TO PURCHASE EQUITY SECURITIES. (a) During the Employment Term, in order to enable the Employee to maintain his fully-diluted ownership position in the Company, if the Company proposes to issue, sell or exchange, agree to issue, sell or exchange, or reserves or sets aside for issuance, sale or exchange, from and after the date hereof, (A) any equity security of the Company, (B) any debt security of the Company which by its terms is convertible into or exchangeable for any equity security of the Company or
(C) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any debt security referred to in clause (A) or
(B) above to any person at any time, in a private capital-raising transaction or series of contractually related private capital-raising transactions (a "Dilutive Offering"), the Company shall deliver to the Employee an offer (the "Purchase Offer") to issue and sell such number of securities of the type to be issued in such Dilutive Offering to the Employee, for a purchase price not greater than the price at which securities are to be sold in such Dilutive Offering, to enable the Employee to maintain his fully-diluted ownership position in the Company that he held immediately prior to the proposed Dilutive Offering (the "Offered Securities"), upon the terms set forth in this Section 5. The Purchase Offer shall state that the Company proposes to issue such securities, specify their number, purchase price and the designations, powers, rights and preferences of such securities. The Purchase Offer shall remain open for a period of 10 days (the "Preemptive Period") from the date of its delivery unless earlier withdrawn by the Company. For purposes of this Section 5, the Employee's fully diluted ownership position shall mean the proportion that the number of shares of Common Stock issued or issuable to the Employee upon exercise of all options granted to the Employee pursuant to the Option Agreement bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities then outstanding).

                  (b) Employee may accept the Purchase Offer by delivering to the Company a notice (the "Purchase Notice"), within the Purchase Period. The Purchase Notice shall state the number of Offered Securities that Employee Purchaser desires to purchase. Employee shall fund such purchase at the time of the first closing of such transaction for any other parties to such transaction.


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                  (c) Nothing in this Section 5 shall require the Company to extend a Purchase Offer to the Employee with respect to (i) the issuance or sale of options to purchase shares of Common Stock to employees, consultants and directors, as amended, (ii) securities issued in connection with an IPO or any securities issued by the Company thereafter, (iii) the issuance of securities pursuant to the conversion or exercise of currently outstanding convertible or exercisable securities, (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, which involves a third party which is not affiliated with the Company or its current stockholders, (v) the issuance of securities to service providers or to financial institutions or lessors in connection with commercial or credit arrangements, equipment financings, or similar transactions, (vi) the issuance of securities, with respect to which preemptive or similar rights have been waived by the requisite percentage of financial investors necessary to waive such rights or (vii) the issuance of up to $1.75 million in Series B Preferred Stock and warrants presently proposed by the Company to be offered to certain purchasers (the "Series B Offering"), provided, however, that the Employee shall be entitled to accept a Purchase Offer upon the first Dilutive Offering following the Series B Offering to the extent necessary to maintain an ownership position in the Company equal to five percent (5%) of the fully diluted capital stock of the Company, excluding for purposes of such calculation any additional issuances of equity securities by the Company (other than the Series B Offering) during the period beginning on the date of this Agreement and ending on the date of the Series B Offering.

                  6. BENEFITS. During the Employment Term, the Employee shall:

                  (a) be eligible to participate in all employee fringe benefits and any pension and/or profit sharing plans that may be provided by the Company for its key executive employees in accordance with the provisions of any such plans, as the same may be in effect on and after the date hereof;

                  (b) be eligible to participate in any medical and health plans or other employee welfare benefit plans that may be provided by the Company for its key executive employees in accordance with the provisions of any such plans, as the same may be in effect on and after the date hereof;

                  (c) be entitled to three weeks' paid vacation;

                  (d) be entitled to sick leave, sick pay and disability benefits in accordance wit any Company policy that may be applicable on and after the date hereof to key executive employees; and

                  (e) be entitled to reimbursement for all reasonable and necessary out-of-pocket business expenses incurred by the Employee in the performance of his duties hereunder in accordance with the Company's policies applicable (on and after the date hereof) thereto.

                  7. INVENTIONS AND CONFIDENTIAL INFORMATION. The Company and the Employee acknowledge the provisions of the Confidentiality Agreement dated as of March 26,


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1999 (the "Confidentiality Agreement"), between the Company and the Employee, the provisions of which are incorporated herein in their entirety.

                  8. TERMINATION. (a) The Employee's employment hereunder shall be terminated upon the occurrence of any of the following:

                  (i)  death of the Employee;

                  (ii) termination of the Employee's employment hereunder by the Company because of the Employee's inability to perform his duties on account of disability or incapacity for a period of one hundred eight
         (180) or more days, whether or not consecutive, occurring within any period of twelve (12) consecutive months;

                  (iii) termination of the Employee's employment hereunder by the Company at any time for "cause" (as defined below), such termination to take effect as set forth below in this Section 8(a);

                  (iv) termination of Employee's employment hereunder by the Company, other than termination by reason of disability as contemplated by clause (ii) above and other than termination by the Company for "cause" as contemplated by clause (iii) above;

                  (v) termination of Employee's employment hereunder by Employee for Good Reason (as hereinafter defined), provided, however, that Employee shall have provided the Company written notice of his desire to terminate for Good Reason under this clause (v) within thirty (30) days following the occurrence of the event constituting Good Reason, such termination to take effect upon not less than thirty (30) days' advance written notice by Employee to the Company; and

                  (vi) termination of Employee's employment hereunder by reason of the liquidation of dissolution of the Company or other shutdown of the business then conducted by the Company other than as a result of a Change in Control (as hereinafter defined).

                  The following actions, failures or events by or affecting the Employee shall constitute "cause" for termination within the meaning of clause
(iii) above: (1) conviction of having committed a felony, in which case termination shall take effect immediately upon written notice from the Company to the Employee, (2) acts of dishonesty or moral turpitude which are materially detrimental to the Company and/or its Affiliates, in which case termination shall take effect immediately upon written notice from the Company to the Employee, (3) breach by the Employee of the Confidentiality Agreement or Section 10 of this Agreement, or (4) a Curable Event of Cause (as defined below) that:

         (x) in the case of the first Curable Event of Cause occurring during the Employment Term, is not remedied by the Employee within 30 business days following receipt by the Employee of notice from the Company specifying (A) the action, failure or event constituting such Curable Event of Cause and (B) the action or conduct necessary to remedy such Curable Event of Cause, or


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         (y) occurs subsequent to a Curable Event of Cause for which the Company has delivered a notice pursuant to clause (x) above, whether or not such previous Curable Event of Cause had been remedied, in which case termination shall take effect immediately upon written notice from the Company to the Employee.

         For purposes of this Agreement, a "Curable Event of Cause" shall mean
(1) failure by the Employee to obey the reasonable and lawful orders of the President and Chief Executive Officer, or (2) gross negligence by the Employee in the performance of, or willful disregard by the Employee of, his obligations hereunder.

         The following events affecting Employee shall constitute "Good Reason" within the meaning of clause (v) above: (i) if Employee, at any time during the Employment Term (except during a period of disability as contemplated by clause
(ii) above), shall no longer be serving in a senior executive capacity, (ii) if the Company shall consummate a sale of all or substantially all of its assets to a third party (other than in connection with a plan of liquidation, winding up or dissolution of the Company) and such third party shall not assume the obligations of the Company under this Agreement or (iii) if Robert LoCascio shall no longer be employed in the capacity of President or Chief Executive Officer of the Company.

         For purposes of this Employment Agreement, a "Change of Control" shall mean the happening of any of the following:

                  (A) the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company and its subsidiaries as determined immediately prior to that date) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of stock of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors of the Company, if such person or group deemed a person was not a beneficial owner of at least five percent (5%) of such total combined voting power of the company on the date of this Agreement;

                  (B) the date of approval by the stockholders of the Company of an agreement providing for the merger or consolidation of the Company with another corporation or other entity where stockholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such stockholders to 50% or more of all votes (without consolidation of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the surviving corporation would be entitled in the election of directors; or


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                  (C)   the sale of all or substantially all of the assets of
                        the Company (other than in connection with a plan of liquidation, winding up or dissolution of the Company).

                  (b) If Employee's employment with the Company hereunder is terminated for any reason other than as described in clauses (a)(iv) or (a)(v) above during the Employment Period, the Company shall promptly pay to Employee his Salary and Commissions that remain unpaid through the effective date of such termination, and other benefits accrued through the effective date of such termination, and Employee shall not entitled to any other compensation or benefits from the Company under this Employment Agreement.

                  (c) In the event that the Employee's employment is terminated by the Company pursuant to clause (iv) of paragraph (a) above at any time during the Employment Term or by the Employee pursuant to clause (v) of paragraph (a) above, then so long as Employee shall not have breached the provisions of the Confidentiality Agreement or Section 10 of this Agreement, the Company shall pay to Employee, as severance pay or liquidated damages or both, the amount of Salary and Commissions, if any, which Employee would have otherwise been entitled to receive pursuant to Section 2(a) above for a period of four (4) months had the Employee's employment not been so terminated, such amount to be payable at regular intervals in accordance with the Company's payroll practices, PROVIDED, HOWEVER, that the severance payments payable pursuant to this paragraph (c) shall be reduced by any amounts earned by the Employee prior to the completion of the making of such severance payments as a result of his employment by any business (whether as a director, officer, employee, manager, owner, consultant, independent contractor, advisor or otherwise).

                  (d) Notwithstanding anything to the contrary expressed or implied herein, except as required by applicable law and except as set forth in paragraph (c) above or for payments made to Employee by the Company upon exercise of repurchase options pursuant to the Option Agreement, the Company (and its Affiliates) shall not be obligated to make any payments to the Employee or on his behalf of whatever kind or nature by reason of the Employee's cessation of employment (including, without limitation, by reason of termination of the Employee's employment by the Company for "cause"), other than (i) such amounts, if any, of his Salary as shall have accrued and remained unpaid as of the date of said cessation and (ii) such other amounts which may be then otherwise payable to the Employee from the Company's benefits plans or reimbursement policies, if any.

                  (e) No interest shall accrue on or be paid with respect to any portion of any payments hereunder.

                  9. NON-ASSIGNABILITY. (a) Neither this Agreement nor any right or interest hereunder shall be assignable by the Employee, his beneficiaries, or legal representatives without the Company's prior written consent, provided, however, that nothing in this Section 9(a) shall preclude the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death or incapacity.

                  (b) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment,


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encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

                  10. COMPETITION, ETC. During the Employee's employment by the Company and during the one (1) year period following the termination of the Employee's employment hereunder for any reason whatsoever:

                  (a) the Employee will not make any statement or perform any act intended to advance an interest of any existing or prospective competitor of the Company or any of its Affiliates in any way that will or may injure an interest of the Company or any of its Affiliates in its relationship and dealings with existing or potential customers or clients, or solicit or encourage any other employee of the Company or any of its Affiliates to do any act that is disloyal to the Company or any of its Affiliates or inconsistent with the interest of the Company or any of its Affiliate's interests or in violation of any provision of this Agreement;

                  (b) the Employee will not discuss with any existing or potential customers or clients of the company or any of its Affiliates the present or future availability of services or products of a business, if the Employee has or expects to acquire a proprietary interest in such business or is or expects to be an employee, officer or director of such business, where such services or products are competitive with services or products which the Company or any of its Affiliates provides;

                  (c) the Employee agrees that, when the Employee has or expects to acquire a proprietary interest in, or is or expects to be made an employee, officer or director of, any existing or future business that provides or is expected to provide services or products in competition with the Company or any of its Affiliates, the Employee will immediately furnish to the Board of Directors of the Company all information that may reasonably be of assistance to the Company in acting promptly to protect its relationships with any existing or potential customers or clients with whom the Employee has had any dealings as a result of his employment by the Company or any of its Affiliates;

                  (d) the Employee will not make any statements ors do any act intended to cause any existing or potential customers or clients of the Company or any of its affiliates to make use of the services or purchase the products of any competitive business in which the Employee has or expects to acquire a proprietary interest or in which the Employee is or expects to be made an employee, officer or director, if such services or products in any way compete with the service or products sold or provided or expected to be sold or provided by the Company or any of its Affiliates to any existing or potential customer or client;

                  (e) the Employee will not directly or indirectly (as a director, officer, employee, manager, consultant, independent contractor, advisor or otherwise) engage in competition with, or own any interest in, perform any services for, participate in or be connected with (i) any business or organization which engages in competition with the Company or any of its Affiliates in any geographical area where any business is presently carried on by the Company or any of its Affiliates, or (ii) any business or organization which engages in competition with the Company or any of its Affiliates in any geographical area where any business shall be hereafter, during the period of the Employee's employment by the Company, carried on by the Company or any of its Affiliates, if such business is then being carried on by the Company or any of its Affiliates in such geographical area; PROVIDED, HOWEVER, that the provisions of this Section 10(e) shall not be deemed to prohibit the Employee's ownership of not more than 1% of the total shares of all classes of stock outstanding of any publicly held company, and

                  (f) except in furtherance of legitimate business interests of the Company or its Affiliates or in response to requests for personal references, the Employee will not, directly or indirectly, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any employee or former employee of the Company or any of its Affiliates, unless at least six months have passed since such employee or former employee had been employed by the Company or any of its Affiliates.

         For purposes of this Section 10, a person or entity (including without limitation, the Employee) shall be deemed to be a competitor of the Company or any of its Affiliates, or a person or entity (including, without limitation, the Employee) shall be deemed to be engaging in competition with the Company or any of its Affiliates, only if such person or entity in any way conducts, operates, carries out or engages in the business of providing on-line customer support, or such other business or businesses as the Company or any of its Affiliates may in the future conduct.

                  In connection with the foregoing provisions of this Section 10, the Employee represents that his experience, capabilities and circumstances are such that such provisions will not prevent him from earning a livelihood. The Employee further agrees that the limitations set forth in this Section 10 (including, without limitation, any time or territorial limitations) are reasonable and properly required for the adequate protection of the businesses of the Company and its Affiliates. It is understood and agreed that the covenants made by the Employee in this Section 10 (and in the Confidentiality Agreement) shall survive the expiration or termination of the Employment Term.

                  For purposes of this Agreement, the term "Affiliate" or "Affiliates" shall mean any corporation or other entity (i) which owns the Company in whole or in plurality, or which controls the Company directly or indirectly, whether through common control or otherwise, (ii) which is owned by the Company in whole or in majority, or which is controlled, directly or indirectly, by the Company or (iii) which is under the common control, directly or indirectly, of the Company and any person or entity.

                  The Employee acknowledges and agrees that a remedy at law for any breach or threatened breach of the provisions of this Section 10 would be inadequate and, therefore, agrees that the Company and any of its Affiliates shall be entitled to injunctive relief in addition to any other available rights and remedies in cases of such breach or threatened breach; PROVIDED, HOWEVER, that nothing contained herein shall be construed as prohibiting the Company or any of its Affiliates from pursuing any other rights and remedies available for any such breach or threatened breach.

                  11. BINDING EFFECT. Without limiting or diminishing the effect of Section 8 hereof, (a) this Agreement shall not be assignable by Employee, (b) shall be binding upon and shall inure to the Employee and his respective heirs and (c) shall be binding upon and inure to the benefit of the Company and any successor organization which shall succeed to the Company by merger or consolidation or operation of law, or by acquisition of all or substantially all of the assets of the Company (provided that a successor by way of acquisition of assets shall have undertaken in writing to assume the obligations of the Company hereunder).

                  12. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and either delivered in person or sent by first class certified or registered mail or a recognized overnight courier service, postage prepaid, if to the Company, at the Company's principal place of business, and if to the Employee, at his home address most recently filed with the Company, or to such other address or addresses as either party shall have designated in writing to the other party hereto.

                  13. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  14. SEVERABILITY. The Employee agrees that in the event that any court of competent jurisdiction shall finally hold that any provision of the Confidentiality Agreement or Section 10 hereof (collectively, the "Protective Provisions") is void or constitutes an unreasonable restriction against the Employee, then such provisions shall not be rendered void but shall apply with respect to such extent as such court may judicially determine constitutes a reasonable restriction under the circumstances. If any part of this Agreement other than the Protective Provisions is held by a court of competent jurisdiction to be invalid, illegible or incapable of being enforced in whole or in part by reason of any rule of law or public policy, such part shall be deemed to be severed from the remainder of this Agreement for the purpose only of the particular legal proceedings in question and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision.

                  15. WAIVER; CONSENT. No consent or waiver, express or implied, by any party hereto or of any breach or default by any other party in the performance by the other party of its obligations hereunder shall be valid unless in writing, and no such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such party hereunder. Failure on the part of any party thereto to complain of any act or failure to act of any other party hereto or to declare the other party hereto in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder. The granting of any consent or approval in any one instance by or on behalf of any party hereto shall not be construed to waive or limit the need for such consent in any other or subsequent instance.

                  16. ENTIRE AGREEMENT; MODIFICATIONS. This Agreement together with the Confidentiality Agreement and the Option Agreement constitutes the entire and final expression of the agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto.

                  17. DAMAGES. Nothing contained herein shall be construed to prevent the Company or the Employee from seeking and recovering from the other damages sustained by either or both of them as a result of his or its, as the case may be, breach of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party to be found at fault shall pay all reasonable court costs and attorneys' fees of the other.

                  18. THIRD PARTY BENEFICIARIES. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person (other than the parties hereto and, in the case of the Employee, his heirs, personal representative(s) and/or legal representative) any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF the undersigned have executed this Agreement as of the date just above written.

LivePerson, Inc.


/s/ Robert LoCascio
-----------------------------
Robert LoCascio, President


/s/ Scott Cohen
-----------------------------
Scott Cohen


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                                   SCHEDULE I

                              SALES AND COMMISSIONS

         Employee shall be entitled to receive a commission equal to (a) in the first year of the Employment Term, ten percent (10%) of all Gross Sales during the first year of the Employment Term in excess of $1,000,000 and (b) in the second year of the Employment Term (if any), (i) ten percent (10%) of the first $1,000,000 of Gross Sales in excess of the amount of Gross Sales during the first year of the Employment Term (the "Clause (i) Amount") and (ii) seven and one-half percent (7.50%) of all Gross Sales in excess of the Clause (i) Amount. For purposes hereof, "Gross Sales" means all sales invoiced by the Company as a direct result of sales of the LivePerson service and any other online customer support products developed OR ACQUIRED by the Company to customers of the Company, less (x) any amounts rebated or refunded by the Company to such customers and (y) any taxes or similar surcharges payable by the Company, and provided that such Commissions shall be paid after invoices are paid by customers and collected by the Company and in accordance with the Company's standard quarterly commission policy.


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                                    EXHIBIT A

                                OPTION AGREEMENT


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                                LIVE PERSON, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT


                                                                  March 29, 1999

Employee/Optionee:                  Scott Cohen

Number of shares of
Common Stock subject
to this Agreement:                  392,640 shares

         Pursuant to the Sybarite Interactive Inc. Stock Option and Restricted Stock Purchase Plan (the "Plan"), the Board of Directors of Sybarite Interactive Inc. (the "Company") has granted to you effective as of the date set forth in
Section 1 below an option (referred to herein as the "Option" and sometimes referred to as the "Options") to purchase the number of shares of the Company's Common Stock, $.001 par value ("Common Stock"), set forth above. Such shares (as the same may be adjusted as described in Section 13 below) are herein referred to as the "Option Shares". You are also on the date hereof entering into an Employment Agreement with the Company (the "Employment Agreement"), which incorporates by reference the provisions of this Agreement.

         The Option shall constitute and be treated at all times by you and the Company as a "non-qualified stock option" for Federal income tax purposes and shall not be treated as an "incentive stock option" as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The terms and conditions of the Option are set out below.

         1. DATE OF GRANT. The Option is granted to you as of March 29, 1999 (the "Grant Date"). -------------

         2. TERMINATION OF OPTION. Your right to exercise the Option (and to purchase the Option Shares) shall expire and terminate in all events on the earlier of (i) March 31, 2004 or (ii) the date provided in Section 8 below in the event you cease to be employed by the Company or any subsidiary or parent thereof.

         3. OPTION PRICE. The purchase price to be paid upon the exercise of the Option is $1.20 per share, the fair market value of a share of Common Stock (as determined by the Board of Directors of the Company) on the Grant Date (subject to adjustment as provided in Section 13 hereof).

         4. VESTING PROVISIONS. (a) ORDINARY VESTING. You will not be entitled to exercise the Option (and purchase any Option Shares) prior to March 31, 2000. Commencing on March 31, 2000 (the "First Vesting Date"), provided that you shall continue to be employed by the Company at such date, you shall become entitled to exercise the Option as to 196,320 of the Option Shares and, commencing on March 31, 2001 (the "Second Vesting Date"; each of the First Vesting Date and the Second Vesting Date being hereinafter at times referred to as a


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"Vesting Date"), provided that you shall continue to be employed by the Company at such date, you shall become entitled to exercise the Option as to the remaining 196,320 Option Shares. The Option Shares subject to each such exercise will be rounded to the nearest whole share. Notwithstanding the foregoing, the provisions of this Section 4 shall b subject to your continued employment on a full-time basis by the Company or any subsidiary or parent thereof on the First Vesting Date and the Second Vesting Date, respectively, and the provisions of
Section 9 herein.

                  (b) ACCELERATED VESTING. (i) Notwithstanding paragraph 4(a), until the expiration or termination of your Option pursuant to Section 2 above or Section 8 below, you shall become entitled to exercise your Option with respect to all of the Option Shares to which you would have become entitled at the next Vesting Date (to the extent that your Option had not already become exercisable) upon the consummation of a Change of Control (as defined in the Employment Agreement), if, within ninety (90) days following the consummation of such Change of Control either (x) your employment shall have been terminated by the Company or its successor other than for "cause" in the manner described in
Section 7(a)(iv) of the Employment Agreement or (y) your employment shall have been terminated by you for "Good Reason" pursuant to Section 7(a)(v) of the Employment Agreement, and in either such case such vesting shall be effective immediately upon such termination.

         (ii) Notwithstanding paragraph 4(a), until the expiration or termination of your Option pursuant to Section 2 above or Section 8 below, you shall become entitled to exercise your Option with respect to 98,160 Option Shares (to the extent that your Option with respect to the First Vesting Date had not already become exercisable) if, at or prior to the First Vesting Date, there has not occurred a Change of Control and either (x) your employment shall have been terminated by the Company other than for "cause" in the manner described in Section 7(a)(iv) of the Employment Agreement or (y) your employment shall have been terminated by you for "Good Reason" pursuant to Section 7(a)(v) of the Employment Agreement, and in either such case such vesting shall be effective immediately upon such termination.

         5. ADDITIONAL PROVISIONS RELATING TO EXERCISE. (a) Once you become entitled to exercise the Option (and purchase Option Shares) as provided in
Section 4 hereof, such right will continue until the date on which the Option expires and terminates pursuant to Section 2 hereof.

                  (b) The Board of Directors of the Company, in its sole discretion, may at any time accelerate the time set forth in Section 4 at which the Option may be exercised by you with respect to any Option Shares.

         6. EXERCISE OF OPTION. To exercise the Option, you must deliver a completed copy of the attached Option Exercise Form to the address indicated on the form, specifying the number of Option Shares being purchased as a result of such exercise, together with payment of the full option price for the Option Shares being purchased. Payment of the option price must be made (i) in cash or by certified or official bank check or (ii) by tendering such other consideration as may be acceptable to the Board of Directors of the Company.

         7. TRANSFERABILITY OF OPTION. The Option may not be transferred by you (other than by will or the laws of descent and distribution) and may be exercised during your lifetime only by you.


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         8. TERMINATION OF EMPLOYMENT. Subject to the provisions of Section 9 herein: (a) In the event that you cease to be employed on a full-time basis by the Company or any subsidiary or parent thereof (A) as a result of the termination or your employment by the Company or any subsidiary of parent hereof at any time for "cause" (pursuant to Section 8(a)(iii) of the Employment Agreement) or (B) as a result of your employment not being automatically renewed as of the Renewal Date (as defined in the Employment Agreement), then the Option may only be exercised within one month after such termination, and only to the same extent that you were entitled to exercise the Option on the date your employment was so terminated and had not previously done so.

                  (b) In the event that you cease to be employed on a full-time basis by the Company or any subsidiary or parent thereof as a result of the termination of your employment by the Company or any subsidiary or parent thereof at any time other than for "cause" (pursuant to Section 8(a)(iv) of the Employment Agreement) or by you for "Good Reason" (pursuant to Section 8(a)(v) of the Employment Agreement) the Option may only be exercised within three months after the date you cease to be so employed, and only to the same extent that you were entitled to exercise the Option on the date you ceased to be so employed by reason of such termination and had not previously done so.

                  (c) In the event that you cease to be employed on a full-time basis by the Company or any subsidiary or parent thereof by reason of a "disability" (within the meaning of Section 22(e)(3) of the Code and pursuant to Section 8(a)(ii) of the Employment Agreement), the Option may only be exercised within three months after the date you cease to be so employed, and only to the same extent that you were entitled to exercise the Option on the date you ceased to be so employed by reason of such disability and had not previously done so.

                  (d) In the event that you die while employed by the Company or any subsidiary or parent thereof (or (i) within a period of one month after ceasing to be employed by the Company or any subsidiary or parent thereof for any reason described in Section 8(a) above, (ii) within a period of three months after ceasing to be employed by the Company or any subsidiary or parent thereof for any reason described in Section 8(b) above or (iii) within a period of one year after ceasing to be employed by the Company for any reason described in
Section 8(c) hereof), the Option may only be exercised within one year after your death. In such event, the Option may be exercised during such one-year period by the executors or administrator of your estate or by any person who shall have acquired the Option through bequest or inheritance, but only to the same extent that you were entitled to exercise the Option immediately prior to the time of your death and you had not previously done so.

                  (e) Notwithstanding any provision contained in this Section 8 to the contrary, in no event may the Option be exercised to any extent by anyone after March 31, 2004.

         9. COMPANY'S RIGHTS AND OPTION TO REPURCHASE OPTION SHARES UPON TERMINATION OF EMPLOYMENT. (a) (i) In the event that you cease to be employed by the Company or any subsidiary or parent thereof on a full-time basis (x) at any time, upon your death or on account of a disability pursuant to Section 8(a)(ii) of the Employment Agreement, at any time prior to the date on which an underwritten public offering of the Company's Common Stock, registered under the Securities Act of 1933, as amended (the "Securities Act") (a "Public Offering'), has


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been consummated, or (y) on or before the earlier to occur of August 31, 1999 and the consummation of a Public Offering, as a result of termination by the Company as described in Section 8(a)(iv) of the Employment Agreement or termination for Good Reason pursuant to Section 8(a)(v) of the Employment Agreement, then, with respect to all Options which have vested, the Company shall have the right and option, but not the obligation, to purchase from you (or in the case of your death, your legal representative) any or all of the Option Shares (i) held by you on the date you cease to be so employed by the Company or (ii) purchased by you after such date as permitted by Section 8 above (the "Clause (i) Repurchase Right"). In the event that the Company exercises the Clause (i) Repurchase Right, the Company shall pay to you as the purchase price for such Option Shares an amount per share equal to the fair market value thereof as of the date you ceased to be employed by the Company or any subsidiary of parent thereof, such fair market value to be determined by the Board of Directors of the Company.

         (ii) In the event that you cease to be employed by the Company or any subsidiary or parent thereof on a full-time basis as a result of the termination of your employment by the Company for "cause" pursuant to Section 8(a)(iii) of the Employment Agreement or by you other than for a reason described in clause
(a)(i) above, at any time prior to the date on which a Public Offering has been consummated, then, with respect to all Options which have vested, the Company shall have the right and option, but not the obligation, to purchase from you (or in the case of your death, your legal representative) any or all of such Option Shares (i) held by you on the date you cease to be so employed by the Company or (ii) purchased by you after such date as permitted by Section 8 (the "Clause (ii) Repurchase Right"; the Clause (i) Repurchase Right and the Clause
(ii) Repurchase Right are each hereinafter referred to as the "Repurchase Right"). In the event that the Company exercises its Clause (ii) Repurchase Right, the Company shall pay to you as the purchase price for such Option Shares an amount per share equal to $1.20 per share.

                  (b) The Company may exercise its Repurchase right above by giving you (or, in the case of your death, your legal representative) a written notice of election to purchase at any time within 60 days after the date your employment ceases, which notice of election shall specify the number of Option Shares to be purchased and the purchase price for such Option Shares. The closing for the purchase by the Company of such Option Shares pursuant to the provisions of this Section 9 (the "Purchase Date") will take place at the offices of the Company on the date specified in such written notice, which date shall be a business day not later than 60 days after the date such notice is given. At such closing, you will deliver such Option Shares, duly endorsed for transfer, against payment in cash of the purchase price thereof. To the extent the Company chooses not to exercise Repurchase Right under this Section 9 to purchase any of such Option Shares, such Shares shall thereafter cease to be subject to the provisions of this Agreement.

         10. RIGHT OF FIRST REFUSAL ON DISPOSITIONS. (a) If at any time you desire to sell for cash any or all of the Option Shares pursuant to a bona fide offer from a third party other than the Company (the "Proposed Transferee"), you shall submit a written offer (the "Offer") to sell such Option Shares (the "Offered Shares") to the Company on terms and conditions, including price, not less favorable than those on which you propose to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the Offered Shares proposed to be sold, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state that the Company


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may acquire, in accordance with the provisions of this Agreement, all or any portion of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

                  (b) If the Company desires to purchase all or any part of the Offered Shares, the Company shall communicate to you in writing its election to purchase, which communication shall state the number of Offered Shares the Company desires to purchase and shall be delivered in person or mailed to you within ten days of the date of the Offer. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, binding and enforceable agreement for the sale and purchase of the Offered Shares. The closing for the purchase by the Company of such Offered Shares pursuant to the provisions of this Section 10 shall take place at the offices of the Company on the date specified in the Company's written notice to you which date shall be a business day not later than 60 days after the date the Offer is received by the Company. At such closing, you will deliver to the Company a certificate or certificates evidencing the Offered Shares (or any portion thereof) to be purchased by it, duly endorsed for transfer to the Company, against payment to you of the purchase price therefor by the Company.

                  (c) If the company does not purchase all of the Offered Shares, the Offered Shares not so purchased may be sold by you at any time within six (6) months after the date the Offer was made. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not sold within such six-month period shall continue to be subject to the requirements of this Section 10. If Offered Shares are sold pursuant to this Section 10, the Offered Shares so sold shall no longer be subject to this Agreement.

         11. REPRESENTATIONS. (a) You represent and warrant to the Company that, upon exercise of the Option, you will be acquiring the Option Shares for your own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and you understand that (i) neither the Option nor the Option Shares have been registered with the Securities and Exchange Commission by reason of their issuance in a transaction exempt from the registration requirements and (ii) the Option Shares must be held indefinitely by you unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The stock certificates for any Option Shares issued to you will bear the following legends:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR ANY EXEMPTION FROM REGISTRATION IS AVAILABLE.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT


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                  IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS
                  OF A CERTAIN OPTION AGREEMENT DATED AS OF MARCH , 1999, A COPY OF WHICH THE COMPANY WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.

                  (b) You further represent and warrant that you understand the Federal, state and local income tax consequences of the granting of the Option to you, the acquisition of rights to exercise the Option with respect to any Option Shares, the exercise of the Option and purchase of Option Shares, and the subsequent sale or other disposition of any Option Shares. In addition, you understand that the Company will be required to withhold Federal, state or local taxes in respect of any compensation income realized by you as a result of any "disqualifying disposition" of any Option Shares acquired upon exercise of the Option granted thereunder. To the extent that the Company is required to withhold any such taxes as a result of any such "disqualifying disposition", you hereby agree that the Company may deduct from any payments of any kind otherwise due to you an amount equal to the total Federal, state and local taxes required to be so withheld, or if such payments are inadequate to satisfy such Federal, state and local taxes, or if no such payments are due or to become due to you, then you agree to provide the Company with cash funds or make other arrangements satisfactory to the Company regarding such payment. It is understood that all matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors of the Company in its sole discretion.

         12. NOTICE OF SALE. You agree to give the Company prompt notice of any sale or other disposition of any Option Shares that occurs (i) within two years from the date of the granting of the Option to you, or (ii) within one year after the transfer of such Option Shares to you upon the exercise of the Option

         13. ADJUSTMENTS; REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. (a) In the event that, after the date hereof, the outstanding shares of the Company's Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors of the Company shall appropriately adjust the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of the Option (to the nearest possible full share), and such adjustment shall be effective and binding for all purposes of this Agreement and the Plan, subject in all cases to the limitations of Section 424 of the Code.

                  (b) If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another entity, or the sale of all or substantially all its assets to another entity, shall be effected after the date hereof in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then you shall thereafter have the right to purchase, upon the exercise of the Option in accordance with the terms and conditions specified in this

Agreement and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of the Option, such shares of stock, securities or asses (including, without limitation, cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable and such reorganization, reclassification, consolidation, merger or sale not taken place.

         14. CONTINUATION OF EMPLOYMENT. Neither the plan nor the Option shall confer upon you any right to continued in the employ of the Company or any subsidiary or parent thereof, or limit in any respect the right of the Company or any subsidiary or parent thereof to terminate your employment or other relationship with the Company or any subsidiary or parent thereof, as the case may be, at any time.

         15. PLAN DOCUMENTS. This Agreement is qualified in its entirety by reference to the provisions of the Plan applicable to "Non-Qualified Options" as described in Treasury Regulation 1.83-7 or any successor regulation thereto, which are hereby incorporated herein by reference.

         16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

         Please acknowledge receipt of this Agreement by signing the enclosed copy of this Agreement in the space provided below and returning it promptly to the Secretary of the Company.

                                   LIVE PERSON, INC.



                                   By  /s/ Robert LoCascio
                                     -------------------------------------------
                                   Robert LoCascio
                                   President and Chief Executive Officer



Accepted and Agreed:




/s/ Scott Cohen
--------------------------------
                Scott Cohen